Exhibit 99.1

Berkshire Grey Reports Fourth Quarter and FY 2021 Results

Exceeds Fourth Quarter and Full Year 2021 Revenue Guidance

Enters 2022 with Backlog of $105 Million

BEDFORD, Mass., March 29, 2022— Berkshire Grey Inc. (Nasdaq: BGRY), a leader in AI-enabled robotic solutions that automate supply chain processes, today announced results for its fourth quarter and year ended 2021. The Company:

•
Delivered revenue of $23.6 million for the fourth quarter of 2021, ahead of expectations and a 556% increase as compared to the fourth quarter of 2020.
•
Entered 2022 with strong backlog of $105 million, positioning the Company well for continued growth.
•
Increased total orders to date to $200 million.

“We made substantial commercial progress and achieved important milestones in 2021,” said Tom Wagner, CEO, Berkshire Grey Inc. “We delivered strong revenue growth as Fortune 100 customers continued to adopt our intelligent enterprise robotics solutions to automate their fulfillment operations. We secured new follow-on orders with our anchor accounts who value our technology and want more. And we doubled our pipeline and doubled the number of new customers. The general tailwinds for AI-enabled robotic automation remain strong, and we continue to see significant demand for our differentiated solutions. We are well positioned for ongoing growth in 2022 and beyond.”

FY 2021 Financial Highlights:

•
Full year 2021 revenue of $50.9 million.
•
Full year 2021 net loss of ($153.4) million.
•
Full year 2021 Adjusted EBITDA of ($111.8) million.
•
Cash and cash equivalents of $171 million.

FY 2021 and Recent Business Highlights

•
Secured approximately $85 million in new orders which include approximately $64 million in follow-on orders from existing anchor accounts in the retail, eCommerce, grocery, and package handling sectors and approximately $21 million in orders from new customers in the retail and eCommerce sectors.
•
Advanced its Berkshire Grey Partner Alliance (BGPA) program which now includes eleven partners, including the recently announced partnership with Swisslog. The BGPA program includes a select group of market-leading consultants, integrators, technology providers and material handling leaders, broadening the Company’s global reach and extending its go-to-market strategy.
•
Was named as one of the Top 10 Most Innovative Companies in Robotics by Fast Company and selected as one of 2021’s Best Startup Employers by Forbes.
•
Launched several new and enhanced AI-enabled robotic solutions including:
o
A new version of its Robotic Product Sortation solution which robotically picks, sorts, and packs individual items into outbound order containers without the need for operator interaction. The system supports filling eCommerce orders through stores and in-person shopping by automating store replenishment, allocation order processing, split-case cross docking, sortation, and packing.
o
A new, AI-powered Robotic Shuttle Put Wall solution for eCommerce order fulfillment that can increase customer order sortation throughput by up to 300% and accommodate up to nearly 100% of typical SKU assortments, including challenging items such as soft polybags and cylinders/tubes for a variety of industries including apparel, footwear, cosmetics, and general merchandise.

o
Robotic Pick and Pack solutions which automate picking and packing of items directly from inventory totes to outbound customer shipping packages, improving operation efficiency for fulfillment centers, reducing shipping costs and lowering the environmental impact of eCommerce orders.
o
The next generation of intelligent mobility solutions which include a synchronized fleet of mobile robots that perform millions of dynamic sort pathways and move hundreds of thousands of outbound items to ensure a highly efficient flow of goods through any fulfillment operation.
•
Expanded its corporate social responsibility initiatives by partnering with the United Way to donate learning kits to Boston Public School (BPS) students as part of the Berkshire Grey Picking with Purpose program. The Berkshire Grey Picking with Purpose program serves vulnerable populations by using the Company’s intelligent robotic sortation solutions to assemble meals and essential goods to communities in need.
•
Completed its business combination with Revolution Acceleration Acquisition Corp. and began trading under the ticker symbol “BGRY” on the Nasdaq Stock Exchange (Nasdaq) as the first and only publicly-traded, pure-play Intelligent Enterprise Robotics company that provides complete, AI-enabled automation of picking, mobility and system orchestration for eCommerce order fulfillment, retail and grocery resupply and package handling.

Outlook for Full Year 2022:

Berkshire Grey expects revenue for 2022 to be approximately $90 million, representing growth of approximately 80% year-over-year. Berkshire Grey’s statement about expected revenue is forward-looking and based on current expectations. Actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Information Regarding Forward-Looking Statements” below.

Conference Call and Webcast Information

Berkshire Grey will hold a conference call and webcast today at 10:00 am ET to discuss its fourth quarter and FY 2021 results. The telephonic version of the call can be accessed by dialing:

Toll-free dial-in number: (855) 639-2214

International dial-in number: (409) 216-0598

Conference ID: 4180805

The live webcast of the call will be accessible on the Company’s website at https://ir.berkshiregrey.com/news-events. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.

About Berkshire Grey

Berkshire Grey (Nasdaq: BGRY) helps customers radically change the essential way they do business by delivering game-changing technology that combines AI and robotics to automate fulfillment, supply chain, and logistics operations. Berkshire Grey solutions are a fundamental engine of change that transform pick, pack, move, store, organize, and sort operations to deliver competitive advantage for enterprises serving today’s connected consumers. Berkshire Grey customers include Global 100 retailers and logistics service providers. More information is available at www.berkshiregrey.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including Adjusted EBITDA. We define Adjusted EBITDA as net loss less other income or expense, income taxes, depreciation and amortization expense, change in fair value of warrant liabilities, and stock-based compensation expense. In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating the performance of our business. This non-GAAP measure has limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. We recommend that investors review the reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release, and not rely on any single financial measure to evaluate our business.

Cautionary Information Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this communication, including statements regarding Berkshire Grey’s beliefs regarding future operating performance, including Berkshire Grey’s outlook and guidance for the full year 2022, and demand for Berkshire Grey’s solutions in general, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Berkshire Grey has based these forward-looking statements on current information and management’s current expectations and beliefs. These forward-looking statements speak only as of the date of this communication and are subject to a number of significant risks and uncertainties, including, without limitation, risks associated with Berkshire Grey’s plans to develop and commercialize its product candidates, Berkshire Grey’s ability to continue to develop new innovations to meet constantly evolving customer demands, Berkshire Grey’s ability to maintain and establish collaborations or obtain additional funding, Berkshire Grey’s ability to forecast performance due to its limited operating history, and the other risks and uncertainties described under “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC, and such other reports as Berkshire Grey has filed or may file with the SEC from time to time. Although such forward-looking statements have been made in good faith and are based on assumptions that Berkshire Grey believe to be reasonable, there is no assurance that the expected results will be achieved, and Berkshire Grey’s actual results may differ materially from the results discussed in forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements. These forward-looking statements are made only as of the date hereof, and Berkshire Grey does not undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BERKSHIRE GREY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except for share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue	$23,590	$3,597	$50,852	$34,835
Cost of revenue	27,618	2,296	59,099	32,009
Gross (loss) profit	(4,028)	1,301	(8,247)	2,826
Operating expenses:
General and administrative expense	12,175	6,242	40,313	15,935
Sales and marketing expense	6,763	6,666	51,960	12,910
Research and development expense	18,022	10,459	63,819	35,806
Total operating expenses	36,960	23,367	156,092	64,651
Loss from operations	(40,988)	(22,066)	(164,339)	(61,825)
Other income (expense)
Interest income	9	4	32	280
Change in fair value of warrant liabilities	4,571	(3,926)	11,061	—
Other (expense) income	(19)	3,908	(76)	3,907
Net loss before income taxes	(36,427)	(22,080)	(153,322)	(57,638)
Income tax	18	3	58	5
Net loss	$(36,445)	$(22,083)	$(153,380)	$(57,643)
Other comprehensive (loss) income:
Net foreign currency translation adjustments	(12)	1	(17)	1
Total comprehensive loss	$(36,457)	$(22,082)	$(153,397)	$(57,642)
Net loss per common share (Class A and C) – basic and diluted	$(0.16)	$(1.04)	$(1.33)	$(2.76)
Weighted average shares outstanding – basic and diluted	229,891,727	21,192,942	115,301,526	20,885,580

BERKSHIRE GREY, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$171,089	$93,857
Accounts receivable	13,291	16,752
Inventories – net	2,641	758
Deferred fulfillment costs (see Note 8 for related party transactions)	7,689	3,461
Prepaid expenses	5,138	804
Other current assets	5,078	132
Total current assets	204,926	115,764
Property and equipment – net	10,874	9,403
Restricted cash	862	1,121
Other non-current assets	22	101
Total assets	$216,684	$126,389
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,766	$1,681
Accrued expenses	15,659	7,771
Contract liabilities (see Note 8 for related party transactions)	19,216	22,331
Other current liabilities	146	182
Total current liabilities	41,787	31,965
Share-based compensation liability	15,435	3,047
Warrant liability	13,277	—
Other non-current liabilities	1,954	2,057
Total liabilities	72,453	37,069
Commitments and contingencies (Note 15)
Mezzanine equity:
Redeemable convertible preferred stock – $0.0001 par value; 188,353,093 shares authorized and nil shares issued, and outstanding as of December 31, 2021; and 188,353,093 shares authorized, 165,744,062 shares issued and outstanding as of December 31, 2020; aggregate liquidation preference of $239,447 as of December 31, 2020 (Note 9)	—	223,442
Stockholders’ equity (deficit):
Common stock – Class A shares, $0.0001 par value; 385,000,000 and 261,657,617 shares authorized, 225,428,187 and 28,292,106 shares issued, and 225,428,187 and 21,288,845 outstanding as of December 31, 2021 and December 31, 2020, respectively; Class C shares, par value $0.0001, 5,750,000 and nil shares issued and outstanding as of December 31 2021 and December 30, 2020, respectively	24	3
Additional paid-in capital	449,307	17,578
Accumulated deficit	(305,084)	(151,704)
Accumulated other comprehensive (loss) income	(16)	1
Total stockholders’ equity (deficit)	144,231	(134,122)
Total liabilities, mezzanine equity, and stockholders’ equity (deficit)	$216,684	$126,389

BERKSHIRE GREY, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except for share data)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(153,380)	$(57,643)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,745	1,006
Loss on disposal of fixed assets	18	—
Gain on change in fair value of warrants	(11,061)	(3,922)
Gain on foreign currency transactions	73	5
Stock-based compensation	49,843	6,021
Change in operating assets and liabilities
Accounts receivable	3,461	(16,187)
Inventories	(1,883)	(355)
Deferred fulfillment costs	(4,228)	17,505
Prepaid expenses and other assets	(9,201)	8
Accounts payable	4,952	442
Accrued expenses	7,856	3,425
Contract liabilities	(3,115)	(8,306)
Other liabilities	(138)	2,027
Net cash used in operating activities	(114,058)	(55,974)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(4,069)	(8,718)
Net cash used in investing activities	(4,069)	(8,718)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	3,103	226
Proceeds from issuance of common stock upon Merger, net of issuance costs paid	192,088	—
Net cash provided by financing activities	195,191	226
Effect of exchange rate on cash	(91)	(4)
Net increase (decrease) in cash, cash equivalents, and restricted cash	76,973	(64,470)
Cash, cash equivalents, and restricted cash at beginning of period	94,978	159,448
Cash, cash equivalents, and restricted cash at end of period	171,951	94,978
NON-CASH INVESTING AND FINANCING ACTIVITIES
Assumption of merger warrants liability	24,338	—
Conversion of redeemable convertible preferred stock to common stock	(223,442)	—
Settlement of promissory note through repurchase of shares	10,238	—
Purchase of property and equipment included in accounts payable and accrued expenses	165	—
RECONCILIATION OF CASH AND RESTRICTED CASH WITHIN THE CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE CONSOLIDATED STATEMENTS OF CASH FLOWS ABOVE
Cash (inclusive of money market funds and cash equivalents of $162,164 and $92,858 at December 31, 2021 and 2020, respectively)	171,089	93,857
Restricted cash	862	1,121
Total cash, cash equivalents, and restricted cash	$171,951	$94,978

BERKSHIRE GREY, INC.

Supplemental Information

(Unaudited)

	For the Three Months December 31,		For the Years Ended December 31,
(Dollars in thousands)	2021	2020	2021	2020
Net loss	$(36,445)	$(22,083)	$(153,380)	$(57,643)
Interest income, net	(9)	(4)	(32)	(280)
Income tax expense	18	3	58	5
Depreciation and amortization	773	469	2,745	1,006
EBITDA	(35,663)	(21,615)	(150,609)	(56,912)
Stock-based compensation	6,416	3,804	49,843	6,021
Change in fair value of warrant liabilities	(4,571)	3,926	(11,061)	-
Other (expense) income, net	19	(3,908)	76	(3,907)
Adjusted EBITDA	$(33,799)	$(17,793)	$(111,751)	$(54,798)